Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated December 31, 2007 with respect to the shares of Common Stock of Alsius Corporation and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: December 31, 2007
RCG PB, LTD.

By:	Ramius Advisors
its Investment Advisor

By:	Ramius Capital Group, L.L.C.
as Sole Member

By:	C4S & Co., L.L.C.
as Managing Member

RAMIUS SECURITIES, L.L.C.

By:	Ramius Capital Group, L.L.C.,
its Sole Member

By:	C4S & Co., L.L.C.,
as Managing Member

RAMIUS ADVISORS,

By:	Ramius Capital Group, L.L.C.
its Sole Member

By:	C4S & Co., L.L.C.
as Managing Member

RAMIUS CAPITAL GROUP, L.L.C.

By:	C4S & Co., L.L.C.,
as Managing Member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

JEFFREY M. SOLOMON

/s/ Jeffrey M. Solomon
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss